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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post-effective Amendment No. 1 to a Registration Statement on Form S-4 (File No. 333-145995) of our report dated September 9, 2005 relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2004 and reference to our firm under the heading "Experts", which appears in such Registration Statement.

/s/ Beach, Fleischman & Co., P.C.

Beach, Fleischman & Co., P.C.
Tucson, Arizona
November 6, 2007

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM